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                                                           EXHIBIT 10.11


                              AMENDED AND RESTATED
                          RENAISSANCERE HOLDINGS LTD.
                        NON-EMPLOYEE DIRECTOR STOCK PLAN
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          SECTION 1.  PURPOSE.  RenaissanceRe Holdings Ltd., a Bermuda company
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(the "Company"), hereby adopts the Amended and Restated RenaissanceRe Holdings
Ltd. Non-Employee Director Stock Plan (the "Plan"), subject to the approval of the Company's shareholders. The purpose of the Plan is to provide an incentive to the Participants (defined below) (i) to join and remain in the service of the Company, (ii) to maintain and enhance the long-term performance and profitability of the Company and (iii) to acquire a financial interest in the success of the Company. The Plan shall become effective upon the date of its approval by the requisite vote of the Company's shareholders (the "Effective Date").

          SECTION 2.  ELIGIBILITY.  Members of the Company's Board of Directors
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(the "Board") who are not employees of (i) the Company, (ii) any of the
Investors (as defined below), or (iii) any of their respective affiliates, will be granted awards pursuant to the provisions of the Plan (a "Participant or Participants"). The "Investors" shall mean and include each of (i) Warburg, Pincus Investors, L.P., (ii) PT Investments, Inc., (iii) GE Private Placement Partners I-Insurance, Limited Partnership and (iv) United States Fidelity and Guaranty Company. For purposes of the Plan, an "Affiliate" of an entity shall mean any entity directly or indirectly controlling, controlled by, or under common control with such entity. Any Participant who terminates service as a director of the Company shall
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automatically cease participation in the Plan as of the date of his or her termination.

          SECTION 3.  ADMINISTRATION.
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          3.1  The Board.  The Plan shall be administered by the Board.
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          3.2 Board Authority.  The Board shall have the authority to:  (i)
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exercise all of the powers granted to it under the Plan, (ii) construe, interpret and implement the Plan, (iii) prescribe, amend and rescind rules and regulations relating to the Plan, (iv) make all determinations necessary in administering the Plan and (v) correct any defect, supply any omission, and reconcile any inconsistency in the Plan.

          3.3  Binding Determinations.  The determination of the Board on all
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matters within its authority relating to the Plan shall be conclusive.

          3.4  No Liability.  No member of the Board shall be liable for any
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action or determination made in good faith with respect to the Plan or any award hereunder.

          SECTION 4.  SHARES SUBJECT TO PLAN
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          4.1  Shares.  Awards under the Plan shall be for Common Shares, $1.00
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par value, of the Company and any other shares into which such shares shall thereafter be changed by reason of merger, reorganization, recapitalization, consolidation, split-up, combination of shares, or similar event as set forth in and in accordance with this Section 4 (the "Shares").

          4.2  Shares Available for Awards.  Subject to Section 4.3 (relating to
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adjustments upon changes in the Company's

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capitalization), as of any date the total number of Shares with respect to which awards may be granted under the Plan shall be equal to the excess (if any) of
(i) 100,000 Shares, over (ii) the sum of (A) the number of Shares subject to outstanding awards granted under the Plan, and (B) the number of Shares previously transferred pursuant to awards granted under the Plan. In accordance with (and without limitation upon) the preceding sentence, Shares covered by awards granted under the Plan which expire or terminate for any reason whatsoever shall again become available for awards under the Plan. Shares granted under the Plan shall be authorized and unissued common shares of the Company.

          4.3  Adjustments upon Certain Changes.  In the event of any merger,
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reorganization, recapitalization, consolidation, sale or other distribution of substantially all of the assets of the Company, any stock dividend, stock split, spin-off, split-up, distribution of cash, securities or other property by the Company, or other change in the Company's corporate structure affecting the Shares, then the Board shall substitute or adjust as it determines to be equitable in order to prevent dilution or enlargement of the benefits or potential benefits intended to be awarded under the Plan: (i) the aggregate number of Shares reserved for issuance under the Plan, (ii) the number of Shares subject to outstanding awards and (iii) the amount to be paid by Participants or the Company, as the case may be, with respect to any outstanding awards.

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          SECTION 5.  AWARDS UNDER THE PLAN.  Each Participant shall
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automatically be granted non-discretionary awards under the Plan in the form of
(i) "Director Shares" and (ii) "Options" (as such terms are defined below).

          SECTION 6.  DIRECTOR SHARES
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          6.1  Awards.  Each Participant who, as of the date of each annual
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general meeting of the Company's shareholders, shall continue to serve as a director of the Company after the date of such annual general meeting shall automatically be granted an award of Director Shares in such number as shall be determined by the Board. The Board may also grant Director Shares to Participants from time to time, in such number as it shall determine in its discretion.

          6.2  Vesting.  Director Shares shall either be fully (100%) vested on
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the grant date or subject to such vesting restrictions as may be established by the Board.

          6.3  Shareholder Rights.  A Participant shall have the right to
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receive dividends and other rights of a shareholder with respect to awards of
Director Shares.

          6.4  Transferability.  Director Shares shall be non-transferable
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during any period after the grant date that such Shares are subject to vesting restrictions, but shall otherwise be transferable by the Participant, subject to any applicable securities law restrictions.

          SECTION 7.  OPTIONS.
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          7.1  Awards.  As of the date that a Participant first becomes a member
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of the Board (or such later date as the Board

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may establish in its discretion), such Participant shall automatically be granted an option to purchase 6,000 Shares (each, an "Option") at a price per Share equal to the Fair Market Value of a Share on the date of grant or as otherwise determined by the Board. Thereafter, as of each subsequent annual general meeting of shareholders, such Participant (so long as he continues to serve as a director of the Company after the date of such subsequent annual general meeting) shall automatically be granted an Option to purchase 2,000 Shares, at a price per Share equal to the Fair Market Value of a Share on the date of grant. The Board may also grant Options to Participants from time-to-time, at such per Share price and in such number as it shall determine in its discretion.

          7.2 Vesting.  All Options granted under the Plan shall either be fully
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(100%) vested on the date of grant or subject to such vesting restrictions as may be established by the Board.

          7.3  Option Term.  Options granted under the Plan shall be exercisable
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for a maximum period of 10 years from the date of grant, subject to earlier termination as provided by the Board at the time of grant.

          7.4  Share Certificates; Transferability.  Share certificates
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representing the Shares covered by Options awarded to a Participant shall be registered in the Participant's name. Options may not be sold, transferred, assigned, pledged or otherwise encumbered by the Participant other than by will or the laws of descent and distribution. At the time a Participant's Options are exercised, a certificate for Shares covered by the

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Options shall be registered in the Participant's name and delivered to the
Participant (or to such Participant's legal representative or designated beneficiary in the event of the Participant's death).

          7.5  Shareholder Rights.  The Participant shall have no rights as a
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shareholder of Shares covered by Options until the time such Options are exercised and certificates for Shares covered by such Options are registered in the Participant's name as provided in Section 7.4.

          7.6  Exercise of Options.  Options granted under the Plan may be
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exercised by written notice to the Company in such form as the Board may designate, accompanied by full payment of the exercise price therefor. The exercise price may be paid (i) in cash or cash equivalents, (ii) by tendering previously owned Shares with a Fair Market Value equal to the exercise price,
(iii) pursuant to brokerage arrangements approved by the Board providing for simultaneous exercising of Options and sale of Shares, and (iv) by any combination of such methods. The Board may require that Participants enter into written Option Agreements with the Company setting forth the terms of Option grants.

          SECTION 8.  WITHHOLDING TAXES; RIGHT TO OFFSET.  The Company shall be
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entitled to require as a condition of delivery of any Shares to a Participant hereunder that the Participant remit an amount sufficient to satisfy all foreign, federal, state, local and other governmental withholding tax requirements related thereto (if any) and any or all indebtedness or other

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obligation of the Participant to the Company or any of its subsidiaries.

          SECTION 9.  PLAN AMENDMENTS AND TERMINATION.  The Board may suspend or
                      -------------------------------
terminate the Plan at any time and may amend it at any time and from time to time, in whole or in part, provided, that the Board may not, without approval of
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the Company's shareholders, materially increase the maximum number of Shares which may be issued under the Plan. No termination, modification or amendment of the Plan may adversely affect the rights conferred by outstanding Options or Director Shares without the written consent of the affected Participant. Unless terminated earlier, the Plan will terminate on the tenth anniversary of the Effective Date and no additional awards may be granted under the Plan after such tenth anniversary.

          SECTION 10.  MISCELLANEOUS.
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          10.1  Listing, Registration and Legal Compliance.  If the Board shall
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at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of Shares or other rights hereunder or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Board. Without limiting the generality of the foregoing, in the event that (i) the Company shall be entitled under the Plan to make any payment in cash, Shares or

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both, and (ii) the Board shall determine that a Consent is necessary or desirable as a condition of, or in connection with, payment in any one or more of such forms, then the Board shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner aforesaid. The term "Consent" as used herein with respect to any Plan Action means (i) the listings, registrations or qualifications in respect thereof upon any securities exchange or under any foreign, federal, state or local law, rule or regulation, (ii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory body, or (iii) any and all written agreements and representations by a Participant with respect to the disposition of Shares or with respect to any other matter, which the Board shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made.

          10.2  Right of Discharge Reserved.  Nothing in the Plan shall confer
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upon any Participant the right to serve as a director of the Company or affect any right that the Company or any Participant may have to terminate the Participant's service as a director.

          10.3  Fair Market Value.  For purposes of the Plan, as of any date
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when the Shares are listed on the NASDAQ National Market system ("NASDAQ-NMS")
or listed on one or more national securities exchanges, the "Fair Market Value" of the Shares as of

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any date shall be deemed to be the mean between the high and low sale prices of the Shares reported on the NASDAQ-NMS or the principal national securities exchange on which the Shares are listed and traded on the immediately preceding business date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Shares are not listed on the NASDAQ-NMS or listed on an exchange, the "Fair Market Value" of the Shares shall mean the amount determined by the Board to be the fair market value based upon a good faith attempt to value the Shares accurately.

          SECTION 11.  GOVERNING LAW.  The Plan is deemed adopted, made and
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delivered in Bermuda and shall be governed by the laws of Bermuda without reference to principles of conflicts of laws.

          SECTION 12.  NOTICES.  All notices and other communications hereunder
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shall be given in writing, shall be personally delivered against receipt or sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery or of mailing, and if mailed, shall be addressed (a) to the Company, at its principal corporate headquarters, Attn: Chief Financial Officer, and (b) to a Participant, at the Participant's principal residential address last furnished to the Company. Either party may, by notice, change the address to which notice to such party is to be given.

          SECTION 13.  SECTION HEADINGS.  The Section headings contained herein
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are for the purposes of convenience only and are not intended to define or limit the contents of said Sections.

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